UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

KALA BIO, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2026, KALA BIO, Inc. (the “Company”), entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) providing for the sale and issuance by the Company of shares of its common stock, par value $0.001 per share (the “Common Stock”) from time to time, through or to Wainwright as the Company’s sales agent or principal in an “at the market offering” program and as set forth in the Sales Agreement (the “Offering”).

The Company filed a prospectus supplement, dated January 8, 2026, including an accompanying base prospectus, dated May 11, 2023, contained therein (the “ATM Prospectus Supplement”), which together form a part of the Company’s shelf registration statement on Form S-3 (File No. 333-270263), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2023, as amended, and declared effective by the SEC on May 11, 2023 (the “Registration Statement”) in connection with the offer and sale of shares of Common Stock pursuant to the Sales Agreement. The aggregate market value of the shares of Common Stock eligible for sale under the ATM Prospectus Supplement is currently $15,000,000.

Pursuant to the Sales Agreement, Wainwright has agreed to use its commercially reasonable efforts, consistent with applicable state and federal law, rules and regulations, and the rules of the Nasdaq Capital Market (“Nasdaq”), to sell the shares of Common Stock from time to time. The Company will designate the parameters for the sale of shares of Common Stock, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold on any trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation, sales made directly on Nasdaq or on any other existing trading market for the Common Stock or to or through a market maker. In addition, with the Company’s prior written approval, Wainwright may also sell shares in privately negotiated transactions or block transactions. The gross sales price of the shares of Common Stock sold by Wainwright under the Sales Agreement as sales agent shall be the market price for the shares of Common Stock on Nasdaq at the time of sale.

The Company has no obligation to sell any shares of Common Stock under the Sales Agreement and the Company or Wainwright may at any time suspend offers under the Sales Agreement, pursuant to the terms therein. Wainwright is not obligated to purchase any shares of Common Stock on a principal basis pursuant to the Sales Agreement, except as otherwise specifically agreed by Wainwright and the Company in a separate agreement. No assurance can be given that the Company will sell any shares of Common Stock under the Sales Agreement, or if such sales occur, no assurance can be given as to the price or number of shares that will be sold, or the dates on which any such sales will take place.

Pursuant to the terms of the Sales Agreement, the Company will pay Wainwright a sales commission equal to 3.0% of the gross sales price of the shares of Common Stock sold by Wainwright pursuant to the Sales Agreement. The Company has agreed to provide Wainwright and certain affiliates of Wainwright with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse Wainwright up to $50,000 for reasonable fees and expenses incurred by its legal counsel in connection with entering into the transactions contemplated by the Sales Agreement (excluding any periodic due diligence fees) and up to $3,500 per due diligence session update on each Representation Date (as defined in the Sales Agreement), plus any incidental expense incurred by Wainwright in connection therewith.

The Sales Agreement contains customary representations and warranties and conditions to the placements of shares of Common Stock pursuant thereto.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the legal opinion of Haynes and Boone, LLP regarding the legality of the shares of Common Stock that may be issued pursuant to the Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	At the Market Offering Agreement, dated as of January 8, 2026, by and between the Company and H.C. Wainwright & Co., LLC
5.1	Opinion of Haynes and Boone, LLP
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: January 8, 2026	By:	/s/ David Lazar
David Lazar
Chief Executive Officer

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